EXHIBIT 10.44

                                 (TRANSLATION)

                    THAI MILITARY BANK PUBLIC COMPANY LIMITED

                               Made at Thai Military Bank Public Company Limited

                                                     7 May 1997

Whereas we, J.M.T. Duty Free Co., Ltd., the Borrower, having obtained credit line for Letter of Credit, Import Loan for a sum of Baht 100,000,000.(One Hundred Million Baht) from Thai Military Bank Public Company Limited; by means of this memorandum, we agree and consent to pay all fees charged by the Bank to us as follows:

     1.   Front End Fee, at the rate 0.25% of the total credit line,  payable to
          the  Bank   accordingly  on  the  signing  date  of  this  memorandum;
          equivalent to Baht 250,000.(Two Hundred Fifty Thousand Baht)

If we fail to pay the said fee within the date specified in the above stated condition, we consent the Bank to charge interest at the rate of 18.5% p.a. (Penalty Rate) of the said amount from the date of default of payment to the date on which such payment is made in full.

As evidence, we hereunder sign our name in the presence of witnesses.

  Signed:  Mr. Viratana Suntaranond for J.M.T. Duty Free Co., Ltd.

           (Authorized Director to Sign Binding the Company)

  Signed                                     Witness
         -----------------------------------
             Mr. Sommitr Nithimethiwallop

  Signed                                     Witness
         -----------------------------------
               Miss Wichuda Pitakphol